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                                                                    EXHIBIT FS-3

                          Virginia Natural Gas, Inc.
                           Capitalization Pro Forma
                            (Dollars in Thousands)

                                                  As of March 31, 2001
                                      ------------------------------------------
                                            Actual                 Pro-Forma
                                      ------------------     -------------------
                                       Amount    Percent      Amount     Percent

Long-Term Debt (1)                    $      -        -%     $367,312       65%

Short-Term Debt                              -        -             -        -

Preferred Securities                         -        -             -        -

Common Stockholders'Equity (1)         565,329      100       198,017       35
                                      --------      ---      --------      ---
                                      $565,329      100%     $565,329      100%
                                      ========      ===      ========      ===

(1) Proposed recapitalization of Virginia Natural Gas, Inc.